UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a-12

Galenfeha, Inc.
(Name of Registrant as Specified In Its Charter)

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[ ]

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Galenfeha, Inc.
420 Throckmorton Street
Suite 200
Ft. Worth, Texas 76102
800-280-2404

NOTICE OF ANNUAL ELECTION OF THE BOARD OF DIRECTORS AND APPROVE TWO
AMENDMENTS TO THE COMPANY’S BYLAWS TO BEGIN ON DECEMBER 1, 2016

Notice is hereby given of the Annual Election of the Board of Directors and to approve two amendments to the Company’s Bylaws. This process will begin on December 1, 2016 and will continue until a majority has been reached. The election of the Board of Directors and the voting for two amendments to the company bylaws will be in lieu of an annual Meeting of Shareholders in order to expedite the process and save costs.

Dear Fellow Shareholders:

It is a pleasure to invite you to participate in the annual election of Galenfeha’s Board of Directors. The election process will begin on Thursday, December 1, 2016, and will continue until a majority vote has been achieved. The attached Notice of Annual Election of the Board of Directors discusses the items scheduled for a vote by stockholders at this time. In addition to my request that you contact the company and vote your shares, our secretary will be contacting shareholders via email and by telephone until a majority has been reached. This process expedites shareholders’ receipt of the voting material, and lowers the cost of our annual election process.

It is important that your shares be represented for this annual election.

/s/ James Ketner
Interim: Chairman, and Chief Executive Officer
Galenfeha, Inc.

Please Note: Galenfeha’s public disclosures and financial reports can be found at the Securities and Exchange Commission Website: https://www.sec.gov/cgi-bin/browse-edgar?company=galenfeha&owner=exclude&action=getcompany

Shareholders of Record

You may vote for the election of the Board of Directors and the change in the company Bylaws if you were one of our shareholders of record at the close of business on Wednesday, November 30, 2016. Each share is entitled to one vote. On the record date, we had approximately 70,000,000 shares of our common stock outstanding and entitled to vote that was not owned by affiliates.

Broker Non-Votes:

Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the Financial Industry Regulatory Authority (or “FINRA”), member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Brokers who hold shares of our common stock in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are not permitted to vote during this election process.

Voting begins Thursday, December 1, 2016 and closes when a majority vote has been reached. Please mark this ballot and return via email or postal service as soon as possible.

BOARD OF DIRECTORS
(Please vote on each director for re-election; biographies follow and continue on page 2)

CHAIRMAN OF THE BOARD
JAMES KETNER

[ ]	YES
[ ]	NO

DIRECTOR
LANELL ARMOUR

[ ]	YES
[ ]	NO

DIRECTOR
TREY MOORE

[ ]	YES
[ ]	NO

DIRECTOR
LUCIEN MARIONEAUX, JR.

[ ]	YES
[ ]	NO

These nominations have been made in accordance with Galenfeha, Inc. By-laws.

BOARD OF DIRECTORS

James Ketner -- Mr. Ketner has over 28 years of experience as a Director and Chief Executive Officer of public and non-public corporations. Much of his professional career has been spent as a contract consulting engineer for Fortune 500 multi-national companies, building a successful track record in directing public companies, securities law, domestic and international regulatory agencies, operations streamlining, maximizing productivity, and directing companies to achieve record profitability through increased efficiency and productivity with state of the art technology. Mr. Ketner is a resourceful decision-maker who combines strong leadership and organizational skills with the ability to direct programs throughout the design and manufacturing processes, utilizing his extensive experience and expertise in high tech engineering and manufacturing environments. Mr. Ketner began his career as a Numeric Control programmer at General Dynamics. In 1991, Mr. Ketner embarked on his own as a consultant, and has since done contractual consulting work for General Dynamics, Pratt and Whitney, Boeing, Lockheed, Daimler Chrysler, Fiat, Honda Research and Development, Rockwell, Sikorsky Aircraft, Embraer SP, and Dassault/Falcon Jet. Mr. Ketner has traveled extensively and is well versed in conducting business in North and South America. Mr. Ketner chairs the Board of Directors, and is responsible for the daily operations of the company as well as the planning and implementation of short and long-term strategies for productivity and profitability. Additionally, he serves as Galenfeha’s lead research engineer, spearheading the company’s development of groundbreaking new technology.

LaNell Armour -- Ms. Armour has enjoyed a nearly three-decade career as a public and media relations specialist, educator, and writer. A seasoned arts administrator, she previously held leadership positions with the Ravinia Festival in Highland Park, Illinois; the Chicago Symphony Orchestra; and Dallas Chamber Music Society. Ms. Armour has served on the faculty of the acclaimed Old Town School of Folk Music in Chicago, Illinois, and the Music Institute of North Texas (MINT) in Frisco, Texas, directing that institution’s celebrated “Harmony Road” curriculum. She is a former editor of Clavier magazine, the authoritative publication for pianists and piano instructors; and author/editor of Piano Explorer, the accompanying magazine designed for elementary and middle school aged students. Ms. Armour joined Galenfeha, Inc. in April 2013 as a founding Director. In addition to serving as Secretary/Treasurer of the Board, Ms. Armour acts as Galenfeha’s investor relations director, and guides public and media relations efforts. She also shares in the responsibility of the company’s daily operations.

-1-	Int: __________

Trey Moore -- Mr. Moore has over 24 years of experience as a senior level executive in the oil and gas industries. He worked as the Manager of the Eastern Division of J-W Measurement Company, where he contributed to increasing revenues from 6M to 140M over the course of 13 years. He also managed the operations of Eagle Oil, an oil and gas operator in Texas and Louisiana. Mr. Moore is the co-founder and Chief Executive Officer of Fleaux Services of Louisiana. His successful track record of executing new business strategies and developing new technologies, along with his vast experience, has given Mr. Moore an expansive understanding of the needs for better engineered products and services. Considered to be one of the most proficient, driven individuals in the Industry, Mr. Moore is also a veteran of the United States Marine Corps.

Lucien Marioneaux Jr. -- Mr. Marioneaux has enjoyed a 15-year legal career throughout the state of Louisiana. He previously held the position of Senior Director of Security, Risk Management and Regulatory Compliance for L’Auberge du Lac Casino Resort, directing all operations within those departments. Mr. Marioneaux is active in the Louisiana Bar Association, the Shreveport Bar Association, the DeSoto Parish Bar Association, the Louisiana Casino Association and the Louisiana District Attorney’s Association. He has served as co-chair of the Southwest Chamber of Commerce’s Governmental Affairs Committee and was a visiting professor for McNeese State University, where he taught “The Legal Environment of Business.”

APPROVAL OF AMENDMENTS TO BYLAWS

Bylaws Amendment for Ratification:

1. Creation of a “Preferred” Class of Stock.

Explanation for the Amendment:

The directors of Galenfeha, Inc. believe it is in the best interest of our common shareholders to create a preferred class of stock. Currently, all Directors own common shares of stock and these amounts are reported in our common Outstanding Share Structure. If the Preferred Class of Stock is approved by the shareholders, Galenfeha Affiliates can move their common stock out of the float which will significantly reduce the amount of shares reported in our common outstanding share structure.

APPROVE THE AMENDMENT

[ ]	YES
[ ]	NO

Bylaws Amendment for Ratification:

2. Board Chairman granted two (2) votes in cases of a tie; board resolutions voted upon that result in a tie vote shall be decided by the Board Chairman.

Explanation for the Amendment:

Galenfeha, Inc. Board of Directors currently consists of four (4) members. In some cases, a tie may result in board voting. In order to maintain a majority vote and prevent a delay in company business, it is necessary to have a procedure in place to break the tie.

APPROVE THE AMENDMENT

[ ]	YES
[ ]	NO

-2-	Int: __________

GALENFEHA, INC. SHAREHOLDER INFORMATION

SHAREHOLDER NAME: ________________________________________________________

ADDRESS: ____________________________________________________________________

PHONE: _______________________________________________________________________

EMAIL: _______________________________________________________________________

NUMBER OF SHARES HELD: ____________________________________________________

SIGNATURE OF SHAREHOLDER: ________________________________________________

PLEASE SCAN AND EMAIL COMPLETED BALLOT TO:
LaNell Armour, Secretary/Treasurer
larmour@galenfeha.com

OR

MAIL COMPLETED BALLOT TO:
Galenfeha, Inc.
Attn: LaNell Armour, Secretary/Treasurer
420 Throckmorton Street, Suite 200
Ft. Worth, Texas 76102